AMENDMENT TO
                                          TRANSFER AGENCY AND SERVICES AGREEMENT


         This Amendment dated as of April 16, 1998, is entered into by FIRST CHOICE FUNDS TRUST (the "Fund") and FIRST DATA INVESTOR SERVICES GROUP, INC. ("Investor Services Group").

         WHEREAS, the Fund and Investor Services Group have entered into a Transfer Agency and Services Agreement dated as of September 20, 1997 (the "Agreement"); and

         WHEREAS, the Fund and Investor Services Group wish to amend the Agreement to add a new investment portfolio of the Fund to Exhibit 1 of the Agreement;

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

     I. Exhibit 1 to the Agreement is hereby deleted in full and replaced with the attached Exhibit 1.

         II. Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first written above.

                                                     FIRST CHOICE FUNDS TRUST



                                                     By:  /s/William C. Conrad


                                                   FIRST DATA INVESTOR SERVICES
                                                     GROUP, INC.



                                                     By:  /s/Neil Forrest


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                                                        Exhibit 1

                                                    LIST OF PORTFOLIOS


                                                U.S. Treasury Reserve Fund
                                                    Cash Reserve Fund
                                                 First Choice Equity Fund